UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: January 7, 2008

SOLUTIA INC.
(Exact Name of Registrant as Specified in their charter)

DELAWARE	001-32322	43-1781797
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166-6760
(Address of Principal Executive Offices)
(314) 674-1000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE
Item 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURE
EX-99.1: PORTIONS OF COMPANY'S OFFERING MEMORANDUM

Item 7.01. REGULATION FD DISCLOSURE
          In connection with a proposed private placement of debt securities, Solutia Inc. (the “Company”), is preparing an offering memorandum for distribution to potential purchasers. The securities to be issued in the proposed private placement will not be registered under the Securities Act of 1933, as amended, and will not be offered or sold absent registration or an applicable exemption from registration requirements. Certain sections of the offering memorandum are attached as exhibit 99.1 hereto. The Company expects to announce the offering of the debt securities in the near future.
          In addition, the Company intends to meet with potential lenders for its anticipated new senior secured asset-based revolving credit facility and new senior secured term loan facility. Portions of the presentation about the Company presented to the potential lenders have been posted to the “investors” section of the Company’s website at www.solutia.com under “reports and presentations - financial reports & presentation”.
Item 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
     (d) Exhibits

99.1	Portions of the Company’s offering memorandum

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2008

SOLUTIA, INC.

	By:	/s/ Rosemary L. Klein
	Name:	Rosemary L. Klein
	Title:	Senior Vice President, General Counsel and Corporate Secretary
Exhibit Table

Exhibit No.
99.1	Portions of the Company’s offering memorandum